                                                                   EXHIBIT 99.1

                                 PRESS RELEASE
                          COMPREHENSIVE CARE ANNOUNCES
                    THE APPOINTMENT OF OUTSIDE BOARD MEMBER

TAMPA, FLORIDA - JUNE 6, 2002 - Comprehensive Care Corporation (OTCBB: CHCR), today announced the appointment of Howard A. Savin, Ph.D. to join the Board of Directors. Dr. Savin is a psychologist with over 20 years of experience in the behavioral health industry, including managed behavioral healthcare, administration, and clinical practice.

Dr. Savin is the current Senior Vice President of Clinical Affairs at the Devereux Foundation where he has served since July 1995. He has also served as Vice President of Medco Behavioral Care Corp., which later became Merit Behavioral Health and Magellan.

"We are very excited and honored to have Dr. Savin join the company's Board of Directors," said Mary Jane Johnson, President and Chief Executive Officer. "He brings a wealth of knowledge and experience that will be valuable to the Company as we continue to grow."

Comprehensive Care Corporation, headquartered in Tampa, Florida, administers and operates behavioral health, substance abuse, and employee assistance programs for governmental agencies and managed care companies throughout the United States. The company serves more than 1,100,000 members nationwide and has a network of approximately 5,600 behavioral health practitioners.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: CERTAIN INFORMATION INCLUDED HEREIN AND IN OTHER COMPANY REPORTS, SEC FILINGS, STATEMENTS, AND PRESENTATIONS IS FORWARD LOOKING WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, INCLUDING, BUT NOT LIMITED TO, STATEMENTS CONCERNING THE COMPANY'S ANTICIPATED OPERATING RESULTS, FINANCIAL RESOURCES, INCREASES IN REVENUES, INCREASED PROFITABILITY, INTEREST EXPENSE, GROWTH AND EXPANSION, AND THE ABILITY TO OBTAIN NEW BEHAVIORAL HEALTHCARE CONTRACTS. SUCH FORWARD-LOOKING INFORMATION INVOLVES IMPORTANT RISKS AND UNCERTAINTIES THAT COULD SIGNIFICANTLY AFFECT ACTUAL RESULTS AND CAUSE THEM TO DIFFER MATERIALLY FROM EXPECTATIONS EXPRESSED HEREIN AND IN OTHER COMPANY REPORTS, SEC FILINGS, STATEMENTS, AND PRESENTATIONS. THESE RISKS AND UNCERTAINTIES INCLUDE LOCAL, REGIONAL, AND NATIONAL ECONOMIC AND POLITICAL CONDITIONS, THE EFFECT OF GOVERNMENTAL REGULATION, THE COMPETITIVE ENVIRONMENT IN WHICH THE COMPANY OPERATES, AND OTHER RISKS DETAILED FROM TIME TO TIME IN THE COMPANY'S SEC REPORTS.

FOR MORE INFORMATION, PLEASE CONTACT:          INVESTOR RELATIONS:
Mary Jane Johnson, RN, MBA                     Robert Landis
President and Chief Executive Officer          Chief Financial Officer
Comprehensive Care Corporation                 Comprehensive Care Corporation
200 South Hoover Blvd., Suite 200              200 South Hoover Blvd., Suite 200
Tampa, FL 33609                                Tampa, FL 33609
(813) 288-4808                                 (813) 288-4808